Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-206419, No. 333-198181, No. 333-129752, No. 333-67115, and No. 333-63131) and Form S-3 (No. 333-178169 and No. 333-173818) of Quality Systems, Inc. of our audit report dated March 9, 2016, relating to the consolidated financial statements of HealthFusion Holdings, Inc. and Subsidiary, which appear in this Current Report on Form 8-K/A of Quality Systems, Inc.

/s/ Mayer Hoffman McCann P.C.

San Diego, California
March 9, 2016